Exhibit 16.1

Patrizio & Zhao, LLC
Certified Public Accountants and Consultants	322 Route 46 West
Parsippany, NJ 07054
Member of	Tel: (973) 882-8810 Fax: (973) 882-0788 www.pzcpa.com

Alliance of worldwide accounting firms

June 7, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read and agree with the statements regarding our firm that Xunna Infoutation Technology Inc. will include under Item 4.01 of the Form 8-K/A report that it will file. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

Parsippany, New Jersey
June 7, 2013